                                   EXHIBIT 11
                                   ----------

                       COMPUTATION OF EARNINGS PER SHARE
                       ---------------------------------

                                                    Nine Months Ended            Year Ended March 31,
                                                    December 31, 1995          1995                 1994
                                                   ------------------  ------------------  --------------------
                                                         (In thousands except earnings per share)
Primary:
Net income                                               $ 9,880             $11,325                $8,796
                                                         =======             =======                ======

Weighted average number of
  common shares outstanding                                9,731               9,613                 8,414

Add:
Dilutive effect of outstanding options,
  as determined by the application
  of the treasury stock method using
  the average market price of the Company's
  Common stock                                               288                 201                   306
                                                         -------             -------                ------

Weighted average number of common
  and common equivalent shares                            10,019               9,814                 8,720
                                                         =======             =======                ======

Primary earnings per share                               $   .99             $  1.15                $ 1.01
                                                         =======             =======                ======

Fully diluted:
Weighted average number of common
  and common equivalent shares                            10,019               9,814                 8,720


Add:
Additional dilutive effect of outstanding
  options, as determined by the application
  of the treasury stock method using the
  year end market price of the Company's
  Common stock                                                21                  24                    24
                                                         -------             -------                ------

Weighted average number of common
  shares fully diluted                                    10,040               9,838                 8,744
                                                         =======             =======                ======

Fully diluted earnings per share                         $   .98*            $  1.15*               $ 1.01*
                                                         =======             =======                ======

*Not presented in Financial Statements since dilutive effect is less than 3%.